Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Fourth Quarter and Full Year 2018 Results

NASHVILLE, Tenn. (Feb. 26, 2019) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Results (as compared to Fourth Quarter 2017):

•	Consolidated Net Income Increased 120.1% to $159.2 Million (including a one-time gain)

•	Consolidated Adjusted EBITDA Increased 2.3% to $108.7 Million

•	RevPAR increased 0.3% and Total RevPAR declined 0.7%

•	Gross Advanced Bookings of 1.05 million room nights, an increase of 8.8%

•	Closed acquisition of increased ownership in Gaylord Rockies to 61.2% from 35% – now majority owner and managing member – hotel successfully opened in December

•	Successfully opened indoor portion of SoundWaves at Gaylord Opryland in December

•	Declares First Quarter 2019 Dividend of $0.90 Per Share; Intends to Pay $3.60 Per Share Annualized Dividend in 2019, a 5.9% Increase Over Full Year 2018

Full Year 2018 Results (as compared to Full Year 2017):

•	Consolidated Net Income Increased 50.3% to $264.7 Million (including a one-time gain)

•	Consolidated Adjusted EBITDA Increased 7.7% to $388.8 Million

•	RevPAR increased 2.9% and Total RevPAR increased 4.0%

•	Gross Advanced Group Bookings of 2.63 million room nights for full year 2018, Surpasses Previous Record

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “2018 was a pivotal year for our business. We closed the year with solid fourth quarter results, and our full year 2018 results set new company records for both revenue and Adjusted EBITDA. In addition to this solid consolidated financial performance, we also completed some major initiatives on the development front beginning with the opening of our flagship Ole Red property in downtown Nashville and our expansion at Gaylord Texan. We capped off the year in December by opening the indoor portion of our SoundWaves water experience at Gaylord Opryland at the beginning of December followed by the milestone opening of the fifth Gaylord Hotels property, Gaylord Rockies Resort & Convention Center, in which we are pleased to be the majority owner through a joint venture. We look forward to reaping the benefits of these projects in the years ahead as we continue to widen our competitive advantage, particularly in the group segment where we continue to see healthy demand.

We closed out 2018 with strong production momentum in the fourth quarter, delivering 8.8% growth in gross room night production for all future periods compared to this same time last year. These production levels amount to the best fourth quarter and full year bookings results we have experienced in the history of the Gaylord Hotels brand.”

Fourth Quarter and Full Year 2018 Results (As Compared to Fourth Quarter and Full Year 2017):

Consolidated Results

($ in thousands, except per share amounts)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2018	2017	% Δ		2018	2017	% Δ
Total Revenue	$360,565	$345,175	4.5%		$1,275,118	$1,184,719	7.6%

Operating Income	$51,526	$36,788	40.1%		$214,269	$185,917	15.2%
Operating Income Margin	14.3%	10.7%	3.6	pt	16.8%	15.7%	1.1	pt

Net Income	$159,194	$72,318	120.1%		$264,670	$176,100	50.3%
Net Income Margin	44.2%	21.0%	23.2	pt	20.8%	14.9%	5.9	pt
Net Income per diluted share	$3.09	$1.41	119.1%		$5.14	$3.43	49.9%

Adjusted EBITDA	$108,700	$106,283	2.3%		$388,778	$360,839	7.7%
Adjusted EBITDA Margin	30.1%	30.8%	-0.7	pt	30.5%	30.5%	0.0	pt

Funds From Operations (FFO)	$59,518	$100,433	-40.7%		$255,022	$288,130	-11.5%
FFO per diluted share	$1.15	$1.95	-41.0%		$4.95	$5.61	-11.8%

Adjusted FFO	$84,708	$86,962	-2.6%		$301,804	$285,504	5.7%
Adjusted FFO per diluted share	$1.64	$1.69	-3.0%		$5.86	$5.56	5.4%

Note: For the Company’s definitions of Operating Income Margin, Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, FFO, and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDA Definition,” “Adjusted EBITDA Margin Definition,” “Adjusted FFO Definition” and “Supplemental Financial Results” below.

During fourth quarter 2018, the Company recognized a gain of $131.4 million related to the acquisition of its increased ownership in the Gaylord Rockies joint venture which is reflected in Net Income, which was the primary driver for the increase in Net Income for the 2018 period. This was partially offset by an income tax benefit of $51.2 million recognized in the fourth quarter 2017, which related primarily to the release of valuation allowances during 2017 of $53.4 million and a benefit related to tax reform of $2.0 million and is reflected in Net Income and FFO. In the fourth quarter of 2018 and 2017, the Company also recognized non-cash impairment charges of $19.2 million and $35.4 million, respectively, which are included in Net Income and FFO.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)
	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2018	2017	% Δ		2018	2017	% Δ
Hospitality Revenue	$321,796	$312,543	3.0%		$1,127,903	$1,059,660	6.4%

Hospitality Operating Income	$71,979	$38,016	89.3%		$244,961	$187,576	30.6%
Hospitality Operating Income Margin	22.4%	12.2%	10.2	pt	21.7%	17.7%	4.0	pt

Hospitality Adjusted EBITDA	$103,821	$103,889	-0.1%		$374,766	$346,147	8.3%
Hospitality Adjusted EBITDA Margin	32.3%	33.2%	-0.9	pt	33.2%	32.7%	0.5	pt

Hospitality Performance Metrics
Occupancy	75.1%	77.1%	-2.0	pt	75.3%	75.5%	-0.2	pt
Average Daily Rate (ADR)	$204.88	$199.01	2.9%		$194.64	$188.67	3.2%
RevPAR	$153.88	$153.36	0.3%		$146.50	$142.42	2.9%
Total RevPAR	$406.29	$409.01	-0.7%		$363.66	$349.53	4.0%

Gross Definite Rooms Nights Booked	1,052,645	967,714	8.8%		2,628,283	2,601,604	1.0%
Net Definite Rooms Nights Booked	921,385	832,385	10.7%		2,105,972	2,011,906	4.7%
Group Attrition (as % of contracted block)	13.0%	13.1%	-0.1	pt	13.6%	13.6%	0.0	pt
Cancellations ITYFTY (1)	2,600	5,356	-51.5%		31,247	50,828	-38.5%

(1)	“ITYFTY” represents In The Year For The Year.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for fourth quarter and full year 2018 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDA Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDA to Hospitality Operating Income, and property-level Adjusted EBITDA to property-level Operating Income for each of the hotel properties.

Gaylord Opryland

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
($ in thousands)	2018	2017	% Δ		2018	2017	% Δ
Revenue	$107,748	$106,305	1.4%		$365,999	$337,764	8.4%
Operating Income	$29,482	$31,014	-4.9%		$96,033	$84,095	14.2%
Operating Income Margin	27.4%	29.2%	-1.8	pt	26.2%	24.9%	1.3	pt
Adjusted EBITDA	$38,350	$39,974	-4.1%		$131,623	$118,783	10.8%
Adjusted EBITDA Margin	35.6%	37.6%	-2.0	pt	36.0%	35.2%	0.8	pt

Occupancy	82.5%	82.2%	0.3	pt	77.2%	75.1%	2.1	pt
Average daily rate (ADR)	$198.64	$194.50	2.1%		$191.17	$182.42	4.8%
RevPAR	$163.89	$159.94	2.5%		$147.52	$137.04	7.6%
Total RevPAR	$405.53	$400.10	1.4%		$347.21	$320.42	8.4%

Gaylord Opryland Highlights for Fourth Quarter Include:

•	On December 1st the property successfully opened the indoor portion of SoundWaves, an indoor/outdoor water amenity. Completion of the outdoor portion of the facility is scheduled for early spring.

•	Total revenue for the quarter increased 1.4% to $107.7 million led by a mix shift toward Corporate room nights, which contributed to higher outside the room spend in group banqueting and catering.

•

Operating income and Adjusted EBITDA were negatively impacted by lower attrition and cancellation fee collection during the quarter, increased wage costs across the property, and higher utility and maintenance costs associated with the new SoundWaves facility. The lower attrition and cancellation fee collection was driven by a large, one-time group cancellation fee of $1.2 million that was collected in fourth quarter 2017 that did not occur in fourth quarter 2018.

•

The hotel is undergoing a planned rooms renovation of the Magnolia wing of Gaylord Opryland, which is adjacent to the SoundWaves water experience. The Magnolia rooms renovation began in late fourth quarter 2018 with approximately 1,000 room nights out of service during the quarter and is anticipated to be complete in the fourth quarter 2019.

Gaylord Palms

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
($ in thousands)	2018	2017	% Δ		2018	2017	% Δ
Revenue	$53,692	$56,116	-4.3%		$200,763	$195,735	2.6%
Operating Income	$7,579	$10,356	-26.8%		$37,128	$35,965	3.2%
Operating Income Margin	14.1%	18.5%	-4.4	pt	18.5%	18.4%	0.1	pt
Adjusted EBITDA	$13,836	$16,360	-15.4%		$61,584	$60,115	2.4%
Adjusted EBITDA Margin	25.8%	29.2%	-3.4	pt	30.7%	30.7%	0.0	pt

Occupancy	74.1%	79.6%	-5.5	pt	77.5%	78.3%	-0.8	pt
Average daily rate (ADR)	$206.36	$197.39	4.5%		$192.10	$185.44	3.6%
RevPAR	$152.84	$157.17	-2.8%		$148.79	$145.12	2.5%
Total RevPAR	$412.15	$430.75	-4.3%		$388.44	$378.71	2.6%

Gaylord Palms Highlights for Fourth Quarter Include:

•	Total revenue decreased 4.3% to $53.7 million compared to fourth quarter 2017, driven largely by a 550 basis points decline in occupancy, particularly in the Corporate group segment.

•

The hotel experienced a 5.1% decrease in transient room nights sold compared to fourth quarter 2017, which was a similar trend seen in the broader Orlando market, particularly in December. The drop in transient room nights negatively impacted holiday special events.

•

Operating income and Adjusted EBITDA were negatively impacted by higher wage costs and lower attrition and cancellation fee collection due to a one-time group cancellation fee of $0.5 million collected in fourth quarter 2017 that did not occur in fourth quarter 2018.

Gaylord Texan

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
($ in thousands)	2018	2017	% Δ		2018	2017	% Δ
Revenue	$80,624	$70,402	14.5%		$260,418	$230,085	13.2%
Operating Income	$24,914	$21,484	16.0%		$70,915	$60,406	17.4%
Operating Income Margin	30.9%	30.5%	0.4	pt	27.2%	26.3%	0.9	pt
Adjusted EBITDA	$31,474	$26,714	17.8%		$97,183	$81,061	19.9%
Adjusted EBITDA Margin	39.0%	37.9%	1.1	pt	37.3%	35.2%	2.1	pt

Occupancy	73.9%	77.4%	-3.5	pt	74.9%	76.2%	-1.3	pt
Average daily rate (ADR)	$212.82	$204.54	4.0%		$196.78	$192.09	2.4%
RevPAR	$157.37	$158.32	-0.6%		$147.35	$146.31	0.7%
Total RevPAR	$483.10	$506.44	-4.6%		$419.12	$417.19	0.5%

Gaylord Texan Highlights for Fourth Quarter Include:

•

Total revenue for fourth quarter 2018 increased 14.5% to $80.6 million compared to fourth quarter 2017, driven by a 14.7%, or nearly 16,000, room night increase in fourth quarter 2018 compared to fourth quarter 2017. Both Corporate and Association room nights sold increased by nearly 20% and accounted for approximately 10,500 additional room nights sold in the fourth quarter 2018 compared to fourth quarter 2017, aided by the recently completed 303-room expansion.

•

Although occupancy declined in fourth quarter 2018 as compared to fourth quarter 2017, the amount of total room nights available was higher in fourth quarter 2018 due to the recently completed expansion. The additional room nights available also decreased RevPAR and Total RevPAR figures.

•

Transient room nights sold increased by over 6,000 room nights in the fourth quarter 2018 compared to fourth quarter 2017, driving record ICE! attendance and contributing to increased spending at hotel food and beverage outlets.

Gaylord National

	Three Months Ended December 31,				Twelve Months Ended December 31,
($ in thousands)	2018	2017	% Δ		2018	2017	% Δ
Revenue	$73,553	$72,925	0.9%		$274,299	$268,313	2.2%
Operating Income	$9,310	($27,081)	134.4%		$36,499	$89	40910.1%
Operating Income Margin	12.7%	-37.1%	49.8	pt	13.3%	0.0%	13.3	pt
Adjusted EBITDA	$18,428	$17,922	2.8%		$76,874	$76,502	0.5%
Adjusted EBITDA Margin	25.1%	24.6%	0.5	pt	28.0%	28.5%	-0.5	pt

Occupancy	68.2%	68.9%	-0.7	pt	72.3%	73.5%	-1.2	pt
Average daily rate (ADR)	$218.99	$213.34	2.6%		$207.83	$204.50	1.6%
RevPAR	$149.28	$147.06	1.5%		$150.31	$150.36	0.0%
Total RevPAR	$400.54	$397.13	0.9%		$376.50	$368.29	2.2%

Gaylord National Highlights for Fourth Quarter Include:

•	Total revenue for fourth quarter 2018 increased 0.9% to $73.6 million, compared to fourth quarter 2017, driven by a 2.6% increase in ADR and strong holiday programming to close out the year.

•

2017 operating income was negatively impacted by a $35.4 million non-cash impairment charge associated with the Gaylord National bonds in fourth quarter. Excluding this non-cash charge, operating income in the year ago period would have been $8.3 million, which would result in a 11.9% increase in operating income in fourth quarter 2018 compared to adjusted operating income for fourth quarter 2017.

Reed continued, “There is certainly a lot to be proud of across our portfolio, and we are particularly pleased with the early response we are seeing to the expansion at Gaylord Texan. We are also very pleased with the early customer feedback we have received on SoundWaves at Gaylord Opryland. We look forward to completing that project in April and having the full benefit of this premium offering as we head into the summer season.”

Entertainment Segment

For the three months and twelve months ended December 31, 2018 and 2017, the Company reported the following:

	Three Months Ended December 31,					Twelve Months Ended December 31,
($ in thousands)	2018		2017	% Δ		2018	2017	% Δ
Revenue		$38,769	$32,632	18.8%		$147,215	$125,059	17.7%
Operating Income	-$	12,375	$7,888	-256.9%		$1,958	$31,854	-93.9%
Operating Income Margin		-31.9%	24.2%	-56.1	pt	1.3%	25.5%	-24.2	pt
Adjusted EBITDA		$10,775	$9,679	11.3%		$37,793	$41,209	-8.3%
Adjusted EBITDA Margin		27.8%	29.7%	-1.9	pt	25.7%	33.0%	-7.3	pt

Reed continued, “Overall, we are pleased with the top-line growth we saw in our Entertainment segment for both the fourth quarter and full year 2018. Our profitability and operating income in this segment were impacted by Opry City Stage in New York City, including impairment charges associated with our decision to close the venue in late 2018 as we focus on other growth initiatives, including our Ole Red brand and our core Nashville-based assets. We look forward to growing the Ole Red footprint in 2019 with Ole Red Gatlinburg and again in 2020 with Ole Red Orlando. In Nashville, we continue to invest in both the daytime and nighttime guest experience to enhance our offerings and increase our reach.”

Corporate and Other Segment

For the three months and twelve months ended December 31, 2018 and 2017, the Company reported the following:

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands)	2018	2017	% Δ	2018	2017	% Δ
Operating Loss	($8,078)	($9,116)	11.4%	($32,650)	($33,513)	2.6%
Adjusted EBITDA	($5,896)	($7,285)	19.1%	($23,781)	($26,517)	10.3%

2019 Guidance

The following business performance outlook for 2019 is based on current information as of February 26, 2019. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

Starting in 2019, we will use the non-GAAP financial measure Adjusted EBITDAre, based on EBITDAre as calculated under NAREIT guidelines. For definitions and an explanation of how we use Adjusted EBITDAre in our business, see “Non-GAAP Financial Measures—Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition” below.

($ in millions, except per share figures)	Guidance
	Full Year 2019
	Low	High
Same-Store Hospitality RevPAR (1)(2)	1.5%	3.5%
Same-Store Hospitality Total RevPAR (1)(2)	2.0%	4.0%

Net Income	$120.9	$128.2

Adjusted EBITDAre
Hospitality—Same Store (2)	$390.0	$400.0
Gaylord Rockies (3)	77.0	83.0

Hospitality (3)	$467.0	$483.0

Entertainment	45.0	50.0
Corporate and Other	(28.0)	(26.0)

Consolidated Adjusted EBITDAre (3)	$484.0	$507.0

Consolidated Adjusted EBITDAre, excluding noncontrolling interest (4)	$454.8	$475.5

Net Income available to common shareholders (4)	$130.0	$143.2

Funds from Operations (FFO) available to common shareholders (4)	$305.8	$323.6
Adjusted FFO available to common shareholders (4)	$330.6	$349.6

Diluted Income per share available to common shareholders (4)	$2.50	$2.75

Estimated Diluted Shares Outstanding	52.1	52.1

(1)	Same-Store Hospitality segment guidance for RevPAR and Total RevPAR excludes the Gaylord Rockies.
(2)

Hospitality—Same Store segment guidance excludes Gaylord Rockies results and assumes approximately 32,000 room nights out of service in 2019 due to the renovation of rooms at Gaylord Opryland. The out of service rooms are included in the total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

(3)	Includes fully consolidated results from Gaylord Rockies. Company owns 61.2% and is the managing member of the joint venture that owns Gaylord Rockies.
(4)	Excludes ownership of Gaylord Rockies joint venture not controlled or owned by the Company.

Note: For reconciliations of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest to Net Income and reconciliation of FFO available to common shareholders, and Adjusted FFO available to common shareholders guidance to Net Income available to common shareholders and reconciliations of segment Adjusted EBITDAre guidance to segment EBITDAre and Operating Income, see “Reconciliations of Forward-Looking Statements,” below.

Reed concluded, “Our forward book of business is as strong as it has ever been and provides us with the visibility and confidence to make strategic investments across our business. We look forward to having the full benefit in 2019 of our recently-completed capital projects. We entered 2019 with 6.7 million net group room nights on the books for all future years for our hotels, excluding Gaylord Rockies. We remain confident in our ability to capitalize on the strength of the group market with the full anticipated benefit of our capital reinvestments at Gaylord Texan and Gaylord Opryland and our increased ownership in the newly opened Gaylord Rockies hotel. Coupled with our growth plans on the Entertainment side of our business, we believe the future looks promising for our Company.”

Dividend Update

The Company paid its fourth quarter 2018 cash dividend of $0.85 per share of common stock on January 15, 2019 to stockholders of record on December 28, 2018. Including the fourth quarter cash dividend payment, the Company paid a total of $3.40 per share of dividends to its common shareholders for the full year 2018.

Today, the Company declared its first quarter cash dividend of $0.90 per share of common stock, a quarterly increase of $0.05, payable on April 15, 2019 to stockholders of record on March 29, 2019. It is the Company’s current plan to distribute total 2019 annual dividends of approximately $3.60 per share in cash in equal quarterly payments in April, July, and October of 2019 and in January of 2020, which is a 5.9% increase over the full year 2018 dividend of $3.40. Future dividends are subject to the Board’s future determinations as to amount and timing.

Balance Sheet/Liquidity Update

As of December 31, 2018, the Company had total debt outstanding of $2,441.9 million (net of unamortized deferred financing costs) and unrestricted cash of $103.4 million. Total debt outstanding includes full consolidation of $494.6 million of Gaylord Rockies joint venture debt (net of unamortized deferred financing costs). As of December 31, 2018, $525.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.3 million in letters of credit, which left $172.7 million of availability for borrowing under the credit facility.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 11 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE:RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. The Company is a joint venture owner of the 1,501-room Gaylord Rockies Resort & Convention Center, which is also managed by Marriott International, Inc. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR, Other RevPAR, and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate other revenue per available room (“Other RevPAR”) for our hotels by dividing all non-room revenue (food & beverage and other ancillary services revenue) by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. Same-Store Hospitality RevPAR and Same-Store Hospitality Total RevPAR do not include the Gaylord Rockies.

Calculation of GAAP Margin Figures

We calculate Net Income Margin by dividing GAAP consolidated Net Income by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDA Definition

To calculate Adjusted EBITDA, we first determine Operating Income, which represents Net Income (loss) determined in accordance with GAAP, plus, to the extent the following adjustments occurred during the periods presented: loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from joint ventures; and interest expense, net. Adjusted EBITDA is then calculated as Operating Income, plus, to the extent the following adjustments occurred during the periods presented: depreciation and amortization; preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any transaction costs of completed acquisitions; interest income on bonds; other gains and (losses), net; (gains) losses on warrant settlements; pension settlement charges; pro rata Adjusted EBITDA from unconsolidated joint ventures, (gains) losses on the disposal of assets, and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of Net Income to Operating Income and Adjusted EBITDA and a reconciliation of segment and property-level Operating Income to segment and property-level Adjusted EBITDA are set forth below under “Supplemental Financial Results.”

Adjusted EBITDA Margin Definition

We calculate consolidated Adjusted EBITDA Margin by dividing consolidated Adjusted EBITDA by GAAP consolidated Total Revenue. We calculate segment or property-level Adjusted EBITDA Margin by dividing segment, or property-level Adjusted EBITDA by segment, or property-level GAAP Revenue. We believe Adjusted EBITDA Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDA and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; any transaction costs of completed acquisitions; interest income on bonds; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, and any other adjustments we have identified in this release. We then exclude noncontrolling interests in joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Excluding Noncontrolling Interest and adjustments for certain additional items provide useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate segment or property-level Adjusted EBITDAre Margin by dividing segment, or property-level Adjusted EBITDAre by segment, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted FFO Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. The clarifications did not change our calculation of FFO and Adjusted FFO for any historical period. To calculate Adjusted FFO, we then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges that do not meet the NAREIT definition above; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, transaction costs on completed acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt and warrant settlements. FFO available to common shareholders and Adjusted FFO available to common shareholders (presented for 2019) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

We believe that the presentation of Adjusted FFO and Adjusted FFO available to common shareholders provide useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO and Adjusted FFO available to common shareholders as measures in determining our results after taking into account the impact of our capital structure. A reconciliation of Net Income (loss) to Adjusted FFO and a reconciliation of Net Income (loss) available to common shareholders to Adjusted FFO available to common shareholders are set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDA Margin, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA, Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDA Margin, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA, Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA, Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDA Margin, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:

Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com

~or~	~or~

Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2018	2017	2018	2017
Revenues:
Rooms	$121,880	$117,191	$454,370	$431,768
Food and beverage	127,355	124,898	519,843	483,945
Other hotel revenue	72,561	70,454	153,690	143,947
Entertainment	38,769	32,632	147,215	125,059

Total revenues	360,565	345,175	1,275,118	1,184,719

Operating expenses:
Rooms	29,510	28,674	118,060	112,636
Food and beverage	71,229	69,733	282,906	269,824
Other hotel expenses	112,564	107,210	339,529	327,283
Management fees	8,421	7,439	30,744	23,856

Total hotel operating expenses	221,724	213,056	771,239	733,599
Entertainment	28,302	22,876	109,249	84,513
Corporate	7,652	8,601	30,833	31,387
Preopening costs	897	339	4,869	1,926
Impairment and other charges	19,243	35,418	23,783	35,418
Depreciation and amortization	31,221	28,097	120,876	111,959

Total operating expenses	309,039	308,387	1,060,849	998,802

Operating income	51,526	36,788	214,269	185,917

Interest expense, net of amounts capitalized	(19,387)	(16,411)	(74,961)	(66,051)
Interest income	2,272	2,944	10,469	11,818
Income (loss) from joint ventures	127,232	(1,786)	125,005	(4,402)
Other gains and (losses), net	(452)	(394)	1,633	(337)

Income before income taxes	161,191	21,141	276,415	126,945

(Provision) benefit for income taxes	(1,997)	51,177	(11,745)	49,155

Net income	$159,194	$72,318	$264,670	$176,100

Basic net income per share	$3.10	$1.41	$5.16	$3.44

Diluted net income per share	$3.09	$1.41	$5.14	$3.43

Weighted average common shares for the period:
Basic	51,334	51,197	51,294	51,147
Diluted	51,543	51,446	51,507	51,371

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Dec. 31, 2018	Dec. 31, 2017
ASSETS:
Property and equipment, net of accumulated depreciation	$3,149,095	$2,065,657
Cash and cash equivalents - unrestricted	103,437	57,557
Cash and cash equivalents - restricted	45,652	21,153
Notes receivable	122,209	111,423
Investment in Gaylord Rockies joint venture	—	88,685
Trade receivables, net	67,923	57,520
Deferred income taxes, net	40,557	50,117
Prepaid expenses and other assets	78,240	67,831
Intangible assets	246,770	4,285

Total assets	$3,853,883	$2,524,228

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$2,441,895	$1,591,392
Accounts payable and accrued liabilities	274,890	179,649
Dividends payable	45,019	42,129
Deferred management rights proceeds	174,026	177,057
Other liabilities	161,043	155,845
Noncontrolling interest in consolidated joint venture	287,433	—
Stockholders’ equity	469,577	378,156

Total liabilities and stockholders’ equity	$3,853,883	$2,524,228

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2018		2017		2018		2017
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$360,565		$345,175		$1,275,118		$1,184,719
Net income	$159,194	44.2%	$72,318	21.0%	$264,670	20.8%	$176,100	14.9%
Provision (benefit) for income taxes	1,997		(51,177)		11,745		(49,155)
Other (gains) and losses, net	452		394		(1,633)		337
(Gain) loss from joint ventures	(127,232)		1,786		(125,005)		4,402
Interest expense, net	17,115		13,467		64,492		54,233

Operating Income	51,526	14.3%	36,788	10.7%	214,269	16.8%	185,917	15.7%
Depreciation & amortization	31,221		28,097		120,876		111,959
Preopening costs	897		339		4,869		1,926
Non-cash ground lease expense	1,378		1,276		5,291		5,180
Equity-based compensation expense	1,832		1,682		7,656		6,636
Pension settlement charge	555		516		1,559		1,734
Impairment charges	19,243		35,418		23,783		35,418
Interest income on Gaylord National bonds	2,200		2,891		10,128		11,639
Pro rata adjusted EBITDA from joint ventures	(692)		(323)		(2,394)		(323)
Transaction costs on completed acquisitions	993		—		993		—
Other gains and (losses), net	(452)		(394)		1,633		(337)
(Gain) loss on disposal of assets	(1)		(7)		115		1,090

Adjusted EBITDA	$108,700	30.1%	$106,283	30.8%	$388,778	30.5%	$360,839	30.5%

Hospitality segment
Revenue	$321,796		$312,543		$1,127,903		$1,059,660
Operating income	$71,979	22.4%	$38,016	12.2%	$244,961	21.7%	$187,576	17.7%
Depreciation & amortization	27,400		25,973		108,779		102,759
Preopening costs	693		80		2,924		308
Non-cash lease expense	1,248		1,280		4,991		5,119
Impairment charges	—		35,418		—		35,418
Interest income on Gaylord National bonds	2,200		2,891		10,128		11,639
Pro rata adjusted EBITDA from joint ventures	(692)		—		(692)		—
Transaction costs on completed acquisitions	993		—		993		—
Other gains and (losses), net	—		231		2,682		3,328

Adjusted EBITDA	$103,821	32.3%	$103,889	33.2%	$374,766	33.2%	$346,147	32.7%

Entertainment segment
Revenue	$38,769		$32,632		$147,215		$125,059
Operating income (loss)	$(12,375)	-31.9%	$7,888	24.2%	$1,958	1.3%	$31,854	25.5%
Depreciation & amortization	3,395		1,609		10,280		7,074
Preopening costs	204		259		1,945		1,618
Non-cash lease expense	130		(4)		300		61
Equity-based compensation	178		208		1,229		805
Impairment charges	19,243		—		23,783		—
Pro rata adjusted EBITDA from joint ventures	—		(323)		(1,702)		(323)
Other gains and (losses), net	—		42		—		(311)
Loss on disposal of assets	—		—		—		431

Adjusted EBITDA	$10,775	27.8%	$9,679	29.7%	$37,793	25.7%	$41,209	33.0%

Corporate and Other segment
Operating loss	$(8,078)		$(9,116)		$(32,650)		$(33,513)
Depreciation & amortization	426		515		1,817		2,126
Equity-based compensation	1,654		1,474		6,427		5,831
Pension settlement charge	555		516		1,559		1,734
Other gains and (losses), net	(452)		(667)		(1,049)		(3,354)
(Gain) loss on disposal of assets	(1)		(7)		115		659

Adjusted EBITDA	$(5,896)		$(7,285)		$(23,781)		$(26,517)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2018	2017	2018	2017
Consolidated
Net income	$159,194	$72,318	$264,670	$176,100
Depreciation & amortization	31,221	28,097	120,876	111,959
Pro rata adjustments from joint ventures	(130,897)	18	(130,524)	71

FFO	59,518	100,433	255,022	288,130

Non-cash lease expense	1,378	1,276	5,291	5,180
Pension settlement charge	555	516	1,559	1,734
Impairment charges	19,243	35,418	23,783	35,418
Pro rata adjustments from joint ventures	27	64	(2,702)	307
Loss on other assets	—	—	80	1,097
Write-off of deferred financing costs	—	—	1,956	925
Amortization of deferred financing costs	1,395	1,392	5,632	5,350
Transaction costs on completed acquisitions	993	—	993	—
Deferred tax (benefit) expense	1,599	(52,137)	10,190	(52,637)

Adjusted FFO	$84,708	$86,962	$301,804	$285,504

Capital expenditures (1)	(22,772)	(18,617)	(68,792)	(60,672)

Adjusted FFO less maintenance capital expenditures	$61,936	$68,345	$233,012	$224,832

Basic net income per share	$3.10	$1.41	$5.16	$3.44
Fully diluted net income per share	$3.09	$1.41	$5.14	$3.43

FFO per basic share	$1.16	$1.96	$4.97	$5.63
Adjusted FFO per basic share	$1.65	$1.70	$5.88	$5.58

FFO per diluted share	$1.15	$1.95	$4.95	$5.61
Adjusted FFO per diluted share	$1.64	$1.69	$5.86	$5.56

(1)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2018		2017		2018		2017
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$321,796		$312,543		$1,127,903		$1,059,660
Operating Income	$71,979	22.4%	$38,016	12.2%	$244,961	21.7%	$187,576	17.7%
Depreciation & amortization	27,400		25,973		108,779		102,759
Preopening costs	693		80		2,924		308
Non-cash lease expense	1,248		1,280		4,991		5,119
Impairment charges	—		35,418		—		35,418
Interest income on Gaylord National bonds	2,200		2,891		10,128		11,639
Pro rata adjusted EBITDA from joint ventures	(692)		—		(692)		—
Transaction costs on completed acquisitions	993		—		993		—
Other gains and (losses), net	—		231		2,682		3,328

Adjusted EBITDA	$103,821	32.3%	$103,889	33.2%	$374,766	33.2%	$346,147	32.7%

Occupancy	75.1%		77.1%		75.3%		75.5%
Average daily rate (ADR)	$204.88		$199.01		$194.64		$188.67
RevPAR	$153.88		$153.36		$146.50		$142.42
OtherPAR	$252.41		$255.65		$217.16		$207.11
Total RevPAR	$406.29		$409.01		$363.66		$349.53

Gaylord Opryland
Revenue	$107,748		$106,305		$365,999		$337,764
Operating Income	$29,482	27.4%	$31,014	29.2%	$96,033	26.2%	$84,095	24.9%
Depreciation & amortization	8,215		8,731		34,665		33,966
Preopening costs	653		—		925		—
Other gains and (losses), net	—		229		—		722

Adjusted EBITDA	$38,350	35.6%	$39,974	37.6%	$131,623	36.0%	$118,783	35.2%

Occupancy	82.5%		82.2%		77.2%		75.1%
Average daily rate (ADR)	$198.64		$194.50		$191.17		$182.42
RevPAR	$163.89		$159.94		$147.52		$137.04
OtherPAR	$241.64		$240.16		$199.69		$183.38
Total RevPAR	$405.53		$400.10		$347.21		$320.42

Gaylord Palms
Revenue	$53,692		$56,116		$200,763		$195,735
Operating Income	$7,579	14.1%	$10,356	18.5%	$37,128	18.5%	$35,965	18.4%
Depreciation & amortization	5,009		4,724		19,465		19,031
Non-cash lease expense	1,248		1,280		4,991		5,119

Adjusted EBITDA	$13,836	25.8%	$16,360	29.2%	$61,584	30.7%	$60,115	30.7%

Occupancy	74.1%		79.6%		77.5%		78.3%
Average daily rate (ADR)	$206.36		$197.39		$192.10		$185.44
RevPAR	$152.84		$157.17		$148.79		$145.12
OtherPAR	$259.31		$273.58		$239.65		$233.59
Total RevPAR	$412.15		$430.75		$388.44		$378.71

Gaylord Texan
Revenue	$80,624		$70,402		$260,418		$230,085
Operating Income	$24,914	30.9%	$21,484	30.5%	$70,915	27.2%	$60,406	26.3%
Depreciation & amortization	6,560		5,150		24,309		20,575
Preopening costs	—		80		1,959		80

Adjusted EBITDA	$31,474	39.0%	$26,714	37.9%	$97,183	37.3%	$81,061	35.2%

Occupancy	73.9%		77.4%		74.9%		76.2%
Average daily rate (ADR)	$212.82		$204.54		$196.78		$192.09
RevPAR	$157.37		$158.32		$147.35		$146.31
OtherPAR	$325.73		$348.12		$271.77		$270.88
Total RevPAR	$483.10		$506.44		$419.12		$417.19

Gaylord National
Revenue	$73,553		$72,925		$274,299		$268,313
Operating Income (Loss)	$9,310	12.7%	$(27,081)	-37.1%	$36,499	13.3%	$89	0.0%
Depreciation & amortization	6,918		6,694		27,565		26,524
Preopening costs	—		—		—		228
Impairment charges	—		35,418		—		35,418
Interest income on Gaylord National bonds	2,200		2,891		10,128		11,639
Other gains and (losses), net	—		—		2,682		2,604

Adjusted EBITDA	$18,428	25.1%	$17,922	24.6%	$76,874	28.0%	$76,502	28.5%

Occupancy	68.2%		68.9%		72.3%		73.5%
Average daily rate (ADR)	$218.99		$213.34		$207.83		$204.50
RevPAR	$149.28		$147.06		$150.31		$150.36
OtherPAR	$251.26		$250.07		$226.19		$217.93
Total RevPAR	$400.54		$397.13		$376.50		$368.29

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2018		2017		2018		2017
	$	Margin	$	Margin	$	Margin	$	Margin
The AC Hotel at National Harbor
Revenue	$2,383		$2,739		$10,761		$11,805
Operating Income	$148	6.2%	$443	16.2%	$1,489	13.8%	$2,759	23.4%
Depreciation & amortization	329		323		1,312		1,292

Adjusted EBITDA	$477	20.0%	$766	28.0%	$2,801	26.0%	$4,051	34.3%

Occupancy	59.8%		61.6%		66.6%		71.4%
Average daily rate (ADR)	$186.57		$206.81		$198.03		$202.55
RevPAR	$111.48		$127.49		$131.96		$144.58
OtherPAR	$23.46		$27.56		$21.60		$23.87
Total RevPAR	$134.94		$155.05		$153.56		$168.45

The Inn at Opryland (1)
Revenue	$3,796		$4,056		$15,663		$15,958
Operating Income	$546	14.4%	$1,800	44.4%	$2,897	18.5%	$4,262	26.7%
Depreciation & amortization	369		351		1,463		1,371
Preopening costs	40		—		40		—
Pro rata adjusted EBITDA from joint ventures	(692)		—		(692)		—
Transaction costs on completed acquisitions	993		—		993		—
Other gains and (losses), net	—		2		—		2

Adjusted EBITDA	$1,256	33.1%	$2,153	53.1%	$4,701	30.0%	$5,635	35.3%

Occupancy	71.9%		77.4%		74.0%		78.2%
Average daily rate (ADR)	$139.70		$136.88		$142.72		$138.17
RevPAR	$100.50		$105.93		$105.56		$108.03
OtherPAR	$39.29		$39.59		$36.97		$36.25
Total RevPAR	$139.79		$145.52		$142.53		$144.28

(1)	Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”) and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE
	FOR FULL YEAR 2019
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$120,900	$128,200
Provision (benefit) for income taxes	15,000	17,100
Interest expense	112,000	118,000
Depreciation and amortization	210,800	216,400

EBITDAre	458,700	479,700
Preopening expense	1,200	1,800
Non-cash lease expense	4,800	5,000
Equity based compensation	7,600	8,500
Pension settlement charge, Other	1,500	1,500
Interest income on bonds	10,200	10,500

Consolidated Adjusted EBITDAre	$484,000	$507,000

Adjusted EBITDAre of noncontrolling interest	(29,183)	(31,457)

Consolidated Adjusted EBITDAre, excluding noncontrolling interest	$454,817	$475,543

Same Store Hospitality Segment
Operating Income	$264,600	$272,000
Depreciation and amortization	108,000	110,000
Non-cash lease expense	4,800	5,000
Preopening expense	—	—
Other gains and (losses), net	2,600	2,800
Interest income on bonds	10,000	10,200

Adjusted EBITDAre	$390,000	$400,000

Gaylord Rockies
Operating Loss	$(12,700)	$(8,800)
Depreciation and amortization	89,500	91,500
Interest income on bonds	200	300

Adjusted EBITDAre	$77,000	$83,000

Entertainment Segment
Operating Income	$32,000	$35,200
Depreciation and amortization	11,000	12,000
Preopening expense	1,200	1,800
Equity based compensation	800	1,000

Adjusted EBITDAre	$45,000	$50,000

Corporate and Other Segment
Operating Loss	$(37,100)	$(35,400)
Depreciation and amortization	2,300	2,900
Equity based compensation	6,800	7,500
Pension settlement charge, Other	1,500	1,500
Other gains and (losses), net	(1,500)	(2,500)

Adjusted EBITDAre	$(28,000)	$(26,000)

Ryman Hospitality Properties, Inc.
Net income available to common shareholders	$130,000	$143,200
Depreciation & amortization	210,800	216,400
Noncontrolling interest FFO adjustments	(35,000)	(36,000)

Funds from Operations (FFO) available to common shareholders	305,800	323,600
Non-cash lease expense	4,800	5,000
Amortization of DFC	5,700	6,200
Deferred tax expense (benefit)	12,800	13,300
Pension settlement charge	1,500	1,500

Adjusted FFO available to common shareholders	$330,600	$349,600